UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2016

IDI, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-757-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2016, the Board of Directors appointed Derek Dubner, who has served as our Co-Chief Executive Officer since March 2015, as Chief Executive Officer of the Company and removed Peter Tan as Co-Chief Executive Officer.

Mr. Dubner, 44, presently serves as our Chief Executive Officer and as a member of our board of directors, as well as Chief Executive Officer of Interactive Data. Previously, Mr. Dubner has served as our Co-Chief Executive Officer since March 21, 2015. Mr. Dubner has over 15 years of experience in the big data and analytics sector. Mr. Dubner has served as the Chief Executive Officer of TBO, LLC (now known as IDI Holdings, LLC, a wholly owned subsidiary of the Company), and its subsidiary, Interactive Data, since October 2014. Prior to TBO, Mr. Dubner served as General Counsel of TransUnion Risk and Alternative Data Solutions, Inc. from December 2013 to June 2014. Mr. Dubner served as General Counsel and Secretary of TLO, LLC, a leading information solutions provider, from inception in 2009 through the sale of substantially all of the assets to TransUnion in December 2013. Mr. Dubner continues to serve the Company pursuant to the terms of his employment agreement dated March 17, 2015, as amended November 16, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

March 15, 2016	By:	/s/ Derek Dubner

Name: Derek Dubner
Title: Chief Executive Officer